SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF INSURER MEMBERS OF A HOLDING COMPANY GROUP PART 1 – ORGANIZATIONAL CHART William M. Cameron² Lynda L. Cameron³ (WMC) (LLC) Cameron Associates, Inc. 50% WMC; 50% LLC – OK Sole General Partner 73-1533495 Cameron Enterprises A Limited Partnership1 (CEALP) – OK 73-1267299 American Fidelity Group American Fidelity CE Investment All in Sports & CPROP, Inc. ORK Investments, LLC 6000 Grand Blvd. LLC CCAPT El Reno LLC Monastery Road LLC Administrator, Inc. Corporation Management, LLC Entertainment, LLC 98.4% - OK 95% - OK 100% - OK 100% - OK 100% - OK 100% - OK 94% - NV 100% - OK 100% - TX 73-0684986 82-3051458 73-1191065 73-0966202 83-2659715 83-2962386 CamSolutions LLC Cameron Vault, LLC LAX Partners, LLC4 100% - OK 100% - OK 85% - OK 85-0867974 85-4227533 84-4637926 American Fidelity Assurance American Public Life American Fidelity AF Professional Apple Creek American Fidelity Company American Fidelity General Insurance Company Market Place International Holdings, Inc. AF Apartments, Inc. (Insurance Company) Employment Group, LLC Apartments, Inc. Community Services, Inc. Agency, Inc. (Insurance Company) Realty Corp. 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 100% - OK 73-1421879 73-1512985 73-0714500 64-0349942 26-2357874 73-1408485 26-0381859 73-1352431 73-1160212 NAIC 60410 NAIC 60801 American Fidelity Offshore Alcott HR Group LLC Investments, Ltd. 100% - DE American Fidelity First Financial Securities 100% - Bermuda 26-1638437 Securities, Inc. of America, Inc. 100% - OK 100% - TX 73-0783902 76-0055292 Alcott HR Management American Fidelity American Fidelity Int’l (Bermuda) Ltd. (China), Ltd. 100% LLC - DE 100% - Bermuda 100% - Bermuda 35-2639837 American Fidelity Oklahoma Winery InvesTrust Wealth American Fidelity 9000 Broadway Owners Cameron Ventures LLC Home Rentals, Inc. Cameron Administrative Services, Property Company Partners, LLC Management, LLC Alcott HR ASO LLC LLC Association, LLC 100% - OK 100% - OK International Ltd. - 100% - OK 100% - OK 100% - OK 100% - OK 4 100% - DE 100% (Class A) - OK 32-0576666 73-1364266 (CIL) 73-1290496 27-1517182 73-1528120 45-5076454 32-0539435 85% - Malaysia American Fidelity Cameron Asia Alcott HR Group I LLC 4 Property Services, LLC 26 Brix, LLC InvesTrust Consulting, InvesTrust Retirement HR Investment Reinsurance Brokers 100% - DE InvesTrust 82nd Street 83rd Street 100% - OK 16.02% - CA LLC Specialists, LLC Properties, LLC 200 Britton LLC 400 Britton LLC Ltd. 46-1641269 100% - OK 100% - OK Development LLC Development LLC 26-0422218 100% - OK 100% - OK 100% - OK 100% - OK 100% - Malaysia 73-1546867 73-1547246 100% - OK 100% - OK 73-1590280 90-0546920 Oklahoma Avenue Fountain View Village LLC Arizona, LLC 100% - OK 100% - OK 9000 Broadway Holding LLC4 24% - OK 1Limited Partners are: CWC 1980 Trusts, LBC 1980 Trusts, JCC 1980 Trusts, WMC/LLC Insurance Trusts, WMC/LLC Trust B – 2nd, William M. Cameron 9000 Broadway Revocable Trust, WMC 2004 Family Trusts, WMC Children Minors Trust, Lynda L. Cameron Revocable Trust, LLC 2005 Family Trusts, Caroline Ikard NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc. Apartments LLC Revocable Trust, Liza Cameron Revocable Trust 2 Organizations that are limited liability companies include LLC. 100% - OK William M. Cameron owns his interest in Cameron Associates through the William M. Cameron Revocable Trust. 3 Lynda L. Cameron owns her interest in Cameron Associates through the Lynda L. Cameron Revocable Trust. 4 The remaining interest is owned, directly or indirectly, by one or more unrelated third parties.